Exhibit 10.38
RESTRICTED STOCK UNIT AWARD AGREEMENT
UNDER THE CLEARPOINT NEURO, INC.
FOURTH AMENDED AND RESTATED
2013 INCENTIVE COMPENSATION PLAN

Name of Grantee:	____________________________________________

No. of Restricted Stock Units:	____________________________________________

Grant Date:	____________________________________________

Pursuant to the ClearPoint Neuro, Inc. Fourth Amended and Restated 2013 Incentive Compensation Plan as amended through the date hereof (the “Plan”), ClearPoint Neuro, Inc. (the “Company”) hereby grants under this Agreement (the “Agreement”) to the Grantee named above the number of Restricted Stock Units specified above (an “Award”), subject to the restrictions and conditions set forth in this Agreement and in the Plan. Each Restricted Stock Unit shall relate to one Share, par value $0.01 per share, of the Company. Capitalized terms in this Agreement shall have the meanings specified in the Plan, unless a different meaning is specified herein.
1.Restrictions on Transfer of Award. This Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of by the Grantee, and any Shares issuable with respect to the Award may not be sold, transferred, pledged, assigned or otherwise encumbered or disposed of until (i) the Restricted Stock Units have vested as provided in Paragraph 2 of this Agreement and (ii) Shares have been issued to the Grantee in accordance with the terms of the Plan and this Agreement.
2.Vesting of Restricted Stock Units. The restrictions and conditions in Section 1 of this Agreement shall lapse on the Vesting Date or Dates specified in the following schedule so long as the Grantee remains in the Employment of the Company or an Affiliate on such dates. If a series of Vesting Dates is specified, then the restrictions and conditions in Section 2 shall lapse only with respect to the number of Restricted Stock Units specified as vested on such date.

Incremental Number of Restricted Stock Units Vested	Vesting Date
_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________
_____________ (___%)	_______________

The Committee may at any time accelerate the vesting schedule specified in this Paragraph 2.
3.Termination of Service. If the Grantee’s Employment with the Company and its Affiliates is voluntarily or involuntarily terminated for any reason (including death or disability) prior to the satisfaction of the vesting conditions set forth in Paragraph 2 above, any Restricted Stock Units that have not vested as of such date shall automatically and without notice terminate and be forfeited, and neither the Grantee nor any of his or her successors, heirs, assigns, or personal representatives will thereafter have any further rights or interests in such unvested Restricted Stock Units.
4.Issuance of Shares of Stock. As soon as practicable following each Vesting Date (but in no event later than two and one-half months after the end of the year in which the Vesting Date occurs), the Company shall issue to the Grantee the number of Shares equal to the aggregate number of Restricted Stock Units that have vested pursuant to Paragraph 2 of this Agreement on such date and the Grantee shall thereafter have all the rights of a stockholder of the Company with respect to such Shares.
5.Tax Withholding. The Grantee shall, not later than the date as of which the receipt of this Agreement becomes a taxable event for Federal income tax purposes, pay to the Company or make arrangements satisfactory to the Committee for payment of any Federal, state, and local taxes required by law to be withheld on account of such taxable event. The Company shall have the authority to cause the required tax withholding obligation to be satisfied, in whole or in part, by (i) withholding from Shares to be issued to the Grantee a number of Shares with an aggregate Fair Market Value that would satisfy the withholding amount due; or (ii) causing its transfer agent to sell from the number of Shares to be issued to the Grantee, the number of Shares necessary to satisfy the Federal, state, provincial and local taxes required by law to be withheld from the Grantee on account of such transfer.
6.Incorporation of Plan. Notwithstanding anything herein to the contrary, the Restricted Stock Units shall be subject to and governed by all the terms and conditions of the Plan, including the powers of the Committee set forth in Section 4 of the Plan.
7.Section 409A of the Code. This Agreement shall be interpreted in such a manner that all provisions relating to the settlement of the Award are exempt from the requirements of Section 409A of the Code as “short-term deferrals” as described in Section 409A of the Code.
8.No Obligation to Continue Employment. Neither the Company nor any of its Affiliates is obligated by or as a result of the Plan or this Agreement to continue the Grantee in employment and neither the Plan nor this Agreement shall interfere in any way with the right of the Company or any such Affiliate to terminate the employment of the Grantee at any time.
9.Notices. Notices hereunder shall be mailed or delivered to the Company at its principal place of business and shall be mailed or delivered to the Grantee at the address on file with the Company or, in either case, at such other address as one party may subsequently furnish to the other party in writing.
10.Amendment. Pursuant to Section 15 of the Plan, the Committee may at any time amend, alter or discontinue the Plan, but no such action may be taken that adversely affects the Grantee’s rights under this Agreement without the Grantee’s consent.
11.Integration. This Agreement constitutes the entire agreement between the parties with respect to this Award and supersedes all prior agreements and discussions between the parties concerning such subject matter.
12.No Fractional Shares. No fractional shares of the Company’s common stock shall be issued or delivered pursuant to this Agreement, and the Committee shall determine whether cash, other securities or other property shall be paid or transferred in lieu of any such fractional shares or whether such fractional shares or any rights thereto shall be canceled, terminated or otherwise eliminated.
13.Inconsistencies. In the event of an inconsistency between the terms of this Agreement and the Grantee’s employment agreement with the Company, if any, the terms of such employment agreement shall govern.
14.Data Privacy Consent. In order to administer the Plan and this Agreement and to implement or structure future equity grants, the Company, its Affiliates, and certain agents thereof

(together, the “Relevant Companies”) may process any and all personal or professional data, including but not limited to Social Security, social insurance or other identification number, home address and telephone number, date of birth and other information that is necessary or desirable for the administration of the Plan and/or this Agreement (the “Relevant Information”). By entering into this Agreement, the Grantee (i) authorizes the Company to collect, process, register and transfer to the Relevant Companies all Relevant Information; (ii) waives any privacy rights the Grantee may have with respect to the Relevant Information; (iii) authorizes the Relevant Companies to store and transmit such information in electronic form; and (iv) authorizes the transfer of the Relevant Information to any jurisdiction in which the Relevant Companies consider appropriate. The Grantee shall have access to, and the right to change, the Relevant Information. Relevant Information will only be used in accordance with applicable law.
15.Electronic Consent. The Company may choose to deliver certain statutory materials relating to the Plan in electronic form. By accepting this Award, the Grantee agrees that the Company may deliver these materials in an electronic format. If at any time the Grantee would prefer to receive paper copies of these documents, as the Grantee is entitled to, the Company will provide paper copies upon written request by the Grantee to the Secretary of the Company.
[SIGNATURE PAGE FOLLOWS]

    IN WITNESS WHEREOF, the Company has executed this Agreement on and as of the day and year first above written.
CLEARPOINT NEURO, INC.

    By:
                        Name:
                        Title:

    The foregoing Agreement is hereby accepted and the terms and conditions thereof hereby agreed to by the undersigned. Electronic acceptance of this Agreement pursuant to the Company’s instructions to the Grantee (including through an online acceptance process) is acceptable.

Grantee’s Signature

Grantee’s Name
Grantee’s Address:

33066102.2
[Signature Page to Restricted Stock Unit Award Agreement]